UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): May 8, 2012

Homeowners Choice, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of Principal Executive Offices)

(813) 405-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.	Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 8, 2012, we issued restricted common stock to three of our executive officers under separate restricted stock agreements. In each case the shares are subject to forfeiture upon termination of employment and restrictions on transfer. Lapse of the risk of forfeiture and the restrictions is subject in part upon the Company’s common stock price meeting the following price targets: $16, $19, $22, $25, and $28. The shares were granted pursuant to our 2007 Stock Option and Incentive Plan. The restricted stock agreements also contain restrictive covenants dealing with competition, confidential information and other matters.

Richard R. Allen, our chief financial officer, was awarded 30,000 shares. Under his restricted stock agreement, the risk of forfeiture and the restrictions with respect to 10,000 shares lapse in annual 2,000 share increments over five years and with respect to the remaining 20,000 shares lapse in 4,000 share increments one year after the company’s stock price meets a specified price target for a period of 20 consecutive trading days.

Sanjay Madhu, president of our real estate division and vice president of investor relations, was awarded 30,000 shares. Under his restricted stock agreement, the risk of forfeiture and the restrictions with respect to 15,000 shares lapse in annual 3,000 share increments over five years and with respect to the remaining 15,000 shares lapse in 3,000 share increments one year after the company’s stock price meets a specified price target for a period of 20 consecutive trading days.

Andrew L. Graham, our general counsel, was awarded 20,000 shares. Under his restricted stock agreement, the risk of forfeiture and the restrictions with respect to 10,000 shares lapse in annual 2,000 share increments over five years and with respect to the remaining 10,000 shares lapse in 2,000 share increments one year after the company’s stock price meets a specified price target for a period of 20 consecutive trading days.

Section 5

Item 5.02 Compensatory Arrangements of Certain Officers

The matters described in Section 1 above are incorporated into Section 5.

Section 9. Exhibits.

10.28.	Restricted Stock Agreement of Richard R. Allen

10.29.	Restricted Stock Agreement of Jay Madhu

10.30.	Restricted Stock Agreement of Andrew L. Graham

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 10, 2012.

HOMEOWNERS CHOICE, INC.

BY:	/s/ Richard R. Allen
Name:	Richard R. Allen
Title:	Chief Financial Officer

A signed original of this Form 8-K has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.